                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 21, 1999 relating to the financial statements and financial statement schedule of Ford Motor Company (the "Company") which appear on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the Company's financial statements, which appear in the Current Report on Form 8-K dated February 4, 2000. We also consent to the reference to us under the heading "Experts" in such registration statements.



PricewaterhouseCoopers LLP
Detroit, Michigan
February 7, 2000